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                                    EXX INC.
                                   SUITE 689
                             1350 EAST FLAMINGO ROAD
                              LAS VEGAS, NV 89119


                                 NEWS RELEASE
                                 ------------

            Las Vegas, NV-December 3, 1999-EXX INC (Amex: EXX.A; EXX.B) today announced that its Board of Directors had approved a stock dividend of four shares of EXX INC Class A shares for each share of EXX INC Class A or Class B held at the Record Date.
            The Record Date has been established as December 16, 1999. The effective date of the stock dividend will be December 30, 1999.
            It is anticipated that this stock dividend will broaden EXX's shareholder base, creating a larger and more active market for EXX's shares.